SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549



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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      April 30, 1996


                             EMCARE HOLDINGS INC.
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              (Exact Name of Registrant as Specified in Charter)



         Delaware                   0-24986                 13-3645287
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     (State or Other              (Commission              (IRS Employer
       Jurisdiction              File Number)           Identification No.)
    of Incorporation)


              1717 Main Street, Suite 5200, Dallas, Texas 75201
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(Address of Principal Executive Offices)                            (Zip Code)



Registrant's telephone number, including area code  (214) 712-2000



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        (Former Name or Former Address, if Changed Since Last Report)





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Item 2.     Acquisition or Disposition of Assets.

On April 30, 1996, EmCare, Inc., a wholly owned subsidiary of EmCare Holdings Inc. (the "Company"), closed an acquisition of all of the outstanding capital stock of Medical Emergency Service Associates, Inc. ("MESA"). The acquisition was effective as of April 1, 1996. MESA's principal assets are practice management service contracts with eight emergency departments and two Occupational Medicine clinics located in the Chicago and Western Illinois markets. During the year ended September 30, 1995, MESA generated net revenue of $13.4 million from these contracts.

In the acquisition, the Company paid the former stockholders of MESA an aggregate of $7,815,933 and will issue to them 56,355 shares of the Company's common stock, par value $.01 per share. These amounts were determined by arms-length negotiations among the Company, EmCare, Inc., MESA, and the former stockholders of MESA. One-third of the shares will be issued and delivered to the former stockholders of MESA on each of the next three anniversaries of the closing date. The Company used its line of credit with Texas Commerce Bank National Association, as agent for itself and CoreStates Bank, N.A., NBD Bank, and First Interstate Bank of Texas, N.A. to pay the $7,815,933. For purposes of the acquisition, the Company valued the 56,355 shares at $26.617 per share, or an aggregate of $1,500,000. In addition, under the Stock Purchase Agreement, the former stockholders of MESA could be entitled to receive three deferred payments of $325,000 each based upon the continuation of the hospital contracts, three performance payments in an aggregate amount of $1,200,000 based upon the adjusted net income attributable to such contracts, and two incentive earnout payments of up to $1,000,000 each, also based upon the adjusted net income attributable to such contracts. Prior to the acquisition, neither the Company nor any of its affiliates, directors, officers, or associates of such directors or officers had a material relation with MESA or any of its stockholders.

The former stockholders of MESA have agreed to continue to work as employees of MESA. In the Stock Purchase Agreement, these individuals also agreed not to compete against the Company for the three years immediately after the acquisition. The Company allocated $925,000 of the acquisition consideration paid upon consummation of the acquisition to these covenants not to compete.

The Company and EmCare, Inc. plan to continue to use the plant, equipment, or other physical property acquired from MESA in the same manner in which they were used by MESA prior to the acquisition.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Financial Statements of Business Acquired.

                  It is impracticable to file the financial statements required by Item 7(a) with the initial filing of this Report on Form 8-K. Such financial statements will be filed by amendment to this Report as soon as practicable and within 60 days after the required filing date for this Report.



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            (b)   Pro Forma Financial Information.

                  It is impracticable to file the pro forma financial information required by Item 7(b) with the initial filing of this Report on Form 8-K. Such pro forma financial information will be filed by amendment to this Report as soon as practicable and within 60 days after the required filing date for this Report.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EMCARE HOLDINGS INC.
                                             (Registrant)




Date:  May 14, 1996                 By:   /s/  Robert F. Anderson, II
                                          -----------------------
                                    Name:  Robert F. Anderson, II
                                    Title: Chief Financial Officer, Senior Vice
                                           President, Treasurer, and Secretary



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                                EXHIBIT INDEX
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            Exhibit No.                Description                   Page
            -----------                -----------                   ----

                2.1        Stock Purchase Agreement, dated as         5
                           of April 1, 1996, among EmCare
                           Holdings Inc., EmCare, Inc.,
                           Medical Emergency Service
                           Associates (MESA), S.C. and its
                           Stockholders